Irene M. Prezelj
Vice President
Investor Relations

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
Tel 330-384-3859

August 4, 2014

TO THE INVESTMENT COMMUNITY:1

On August 4, 2014, the Ohio and Pennsylvania electric utility operating companies of FirstEnergy Corp. (FE) made filings for approval of an Electric Security Plan (ESP) in Ohio and distribution rate cases in Pennsylvania. These actions further support a strategic focus on regulated operations and better position these companies to deliver on their ongoing commitment to upgrade, modernize and maintain reliable electric service while preserving economic security in these states. This Letter provides a summary of the significant portions of the filings in both Ohio and Pennsylvania.

Ohio ESP IV: “Powering Ohio’s Progress”

Background
FE’s Ohio utility operating companies Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (TE), (collectively The Ohio Companies) currently serve customers under ESP 3. When evaluating options for Ohio customers after the current plan ends in May 2016, The Ohio Companies took into consideration the impact of extreme weather events, such as the polar vortex in January of 2014, and the unseasonable heat wave in September of 2013, on the cost of retail power. These events are likely to continue as a significant number of baseload power plants across the region are retired. To address economic development and job retention efforts in the state, as well as future volatility and retail price increases, and to stabilize retail prices for customers, The Ohio Companies are seeking state approval of “Powering Ohio’s Progress” through their filing of ESP IV.

Overview
The ESP IV would begin on June 1, 2016, if approved by the Public Utilities Commission of Ohio (PUCO). The plan builds on the success of the current ESP 3 and includes an Economic Stability Program. The Ohio Companies have requested PUCO approval of Case No. 14-1297-EL-SSO by April 8, 2015. Supporting documents filed by The Ohio Companies will be available at www.puco.ohio.gov.

_______________________________________
1Please see the Forward-looking Statements at the end of this letter.

Major Provisions

•	Powering Ohio’s Progress includes an Economic Stability Program.

•
The Economic Stability Program includes a FERC jurisdictional Purchased Power Agreement (PPA) where The Ohio Companies purchase the output from FirstEnergy Solutions (FES), specifically power generated by its Davis-Besse nuclear plant, Sammis supercritical coal plant and a portion of the Ohio Valley Electric Corporation’s (OVEC) generation output (total of 3,244 MW).

•	The Program provides a stability mechanism for customers who are estimated to realize a savings of approximately $2 billion over the 15-year period between
June 1, 2016 and May 31, 2031. The costs, including a return on and of the investment in the Sammis and Davis-Besse plants, would be netted against the revenues received from the sale of the associated energy and capacity into the markets, to derive either a credit or charge to be applied to utility customer monthly bills through a Retail Rate Stability Rider, which is the element of the Economic Stability Program subject to approval by the PUCO. The credit or charge would apply to both default service and customers shopping with a competitive retail supplier.

•
The Program does not impact the wholesale competitive bid process or retail competition. The Ohio Companies would continue to utilize competitively bid auctions to procure generation supply for customers who do not choose a competitive retail supplier.

•	Customers would continue to have the option of shopping for an alternative generation supplier, either individually or as part of a governmental aggregation program.

•	Overall, the Economic Stability Program delivers significant benefits:

▪
With the ongoing operation of these plants, the state of Ohio benefits through the promotion of economic development, retaining thousands of jobs in the state, preserving millions of dollars in tax revenues for Ohio communities, and promotes manufacturing and other industries in Ohio.

▪
Ohio utility customers are provided safeguards from volatility and retail price increases as energy and capacity prices rise in future years, saving a projected $2 billion over 15 years through the PPA.

▪	FES benefits from the diversity provided by a cost-based source of revenues for approximately 25 percent of its generation portfolio with a rate of return.

•	Powering Ohio’s Progress continues several beneficial distribution-related provisions from ESP 3 including:

•	A freeze on The Ohio Companies’ base distribution rates at current levels through May 31, 2019, the requested term of the ESP.

•	Annual filing of the Significant Excessive Earnings Test (SEET).

•	Continuation of storm deferrals, collection of lost distribution revenue, and the Delivery Capital Recovery Rider (Rider DCR) with caps increasing annually at $30 million. (See Exhibit 1)

•	Establishes a non-bypassable placeholder rider for future capital costs arising from governmental directives such as NERC cyber security and physical security.

•	Provides up to $6 million annually in economic development funding for Ohio communities and energy efficiency assistance for low-income customers.

Pennsylvania Distribution Rate Cases
FE’s Pennsylvania utility operating companies Metropolitan Edison Company (Met-Ed), Pennsylvania Electric Company (Penelec), Pennsylvania Power Company (Penn Power) and West Penn Power Company (West Penn) (collectively, The Pennsylvania Companies) also filed today for distribution base rate increases in order to establish the groundwork for enhanced reliability and customer service while also providing a fair return to shareholders. The distribution base rate increases proposed by The Pennsylvania Companies would be, if approved by the Pennsylvania Public Utility Commission (PAPUC), the first base distribution rate increases in more than 20 years. (See Exhibit 2).

The Pennsylvania Companies anticipate a PAPUC decision in the April 2015 timeframe. The individual company case numbers can be found in Exhibit 2. Supporting documents filed by The Pennsylvania Companies will be available at www.puc.state.pa.us.

Major Provisions
The Pennsylvania Companies are requesting an aggregate $416 million revenue increase across the four utility companies. Please refer to Exhibits 2 and 3 for details on each companies’ filing. In addition, The Pennsylvania Companies are requesting the PAPUC to approve new riders or adjustments to existing riders. Certain requests are similar to concepts that the PAPUC has previously approved for the other Pennsylvania Companies. Approval of the riders as filed would not increase the rates of return for any of The Pennsylvania Companies. Certain riders are described below.

The Pennsylvania Companies

•
Smart Meter Technologies (SMT-C): While all of the Pennsylvania Companies are able to recover the costs to implement their Smart Meter Deployment Plan through the existing SMT-C Rider, The Pennsylvania Companies have requested to include in their distribution base rate revenue requirement the test period costs to implement their Smart Meter Deployment Plans. The SMT-C Rider would remain in the tariffs as the mechanism to recover the cost of implementing their Smart Meter Plan, net of savings, in excess of such costs being recovered in base rates in the future.

•
Storm Damage Cost: Provides for a credit or charge on customer bills to reflect the difference between storm related expenses in base rates and actual storm related expenses and eliminates risk by providing timely recovery of storm costs. The rate would be filed annually on December 1 and charged to residential customers.

West Penn

•
Universal Service Rider (USC): Provides for full recovery for the costs of low-income programs. The utility would file annually for the charge to be effective on January 1 of each year and the charge would be collected from residential customers only. The proposed rider mirrors the USC Riders that the PAPUC approved for Met-Ed, Penelec and Penn Power in prior cases.

Upcoming FirstEnergy Investor Events

Second Quarter 2014 Earnings Call
August 5, 2014
1:00PM (EST)

Goldman Sachs Global Clean Energy and Power Conference
August 12, 2014
New York City

If you have any questions concerning the information in this update, please contact me at (330) 384-3859, Meghan Beringer, director of Investor Relations at (330) 384-5832, or Rey Jimenez, manager of Investor Relations at (330) 761-4239.

Sincerely,

/s/ Irene M. Prezelj

Irene M. Prezelj
Vice President, Investor Relations

Exhibit 1

Delivery Capital Recovery Rider (Rider DCR) Caps
Period	Amount ($M)
Current:
6/1/14-5/31/15	$195
6/1/15-5/31/16	$210

Proposed:
6/1/16-5/31/17	$240
6/1/17-5/31/18	$270
6/1/18-5/31/19	$300

Exhibit 2

Met-Ed		Penelec	Penn Power	West Penn
Case Docket Number	R-2014-2428745	R-2014-2428743	R-2014-2428744	R-2014-2428742
Last Base Distribution Rate Increase	1992	1986	1988	1994
Proposed Rate of Return
ROE	10.90%	10.90%	10.9%	10.9%
Overall Return	8.05%	8.31%	8.51%	8.14%
Capital Structure	50% Debt, 50% Equity	50.10% Debt, 49.90% Equity	49.9% Debt, 50.1% Equity	49.9% Debt, 50.1% Equity
Cost of Debt	5.21%	5.72%	6.12%	5.38%
Increase in Distribution Net Plant	50% since 2007	53% since 2007	380% since 1988	122% since 1994
Amortization of Storm Costs	$22M	$4M	-	$5M
Storms	Hurricane Irene, 2011 October Snowstorm, Tropical Storm Lee, Hurricane Sandy, Winter Storm Nika	Hurricane Irene, 2011 October Snowstorm, Tropical Storm Lee	N/A	February 2010 winter storm
Time Period	Feb 2011 -Sept 2012, Oct 2012, Feb 2014	Feb 2011 -Sept 2012	N/A	February, 2010

Exhibit 3

$ Thousands	Met-Ed	Penelec	Penn Power	West Penn
Distribution Base Rates	$149,328	$116,499	$25,379	$66,825
USC Rider	-	-	-	29,565
DSS and HPS Rider	(716)	(524)	(1,074)	7,351
Smart Meter Rider[2]	$3,315	$3,817	$4,178	$11,794
Total Revenue Increase	$151,927	$119,792	$28,483	$115,535
% Change Over Revenues at Existing Rates[3]	11.5%	8.6%	8.7%	8.4%
[2] This amount is in addition to that which is reflected in the August 4 distribution base rate filing. The following amounts were amortized for legacy meters: $11M at Met-Ed, $11M at Penelec, $2M at Penn Power, and $6M at West Penn
[3] The percentage was calculated based on total estimated revenue for the fully projected future test year consisting of distribution revenue as well as generation service revenue, with the latter reflecting generation rates equivalent to the Companies’ applicable prices for default service.

Forward-looking Statements

This Letter to the Investment Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "will," "intend," “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our sales strategy in the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission plan and planned distribution rate cases and the effectiveness of our repositioning strategy; the impact of the regulatory process on the pending matters before the Federal Energy Regulatory Commission and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases and the Electric Security Plan IV; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C.; economic or weather conditions affecting future sales and margins such as the polar vortex or other significant weather events, and all associated regulatory events or actions; regulatory outcomes associated with storm restoration, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, possible greenhouse gas emission, water discharge, and coal combustion residual regulations, the potential impacts of Cross State Air Pollution Rule, and the effects of the United States Environmental Protection Agency's Mercury and Air Toxics Standards rules including our estimated costs of compliance; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units including the impact on vendor commitments, and the timing thereof as they relate to, among other things, Reliability Must Run arrangements and the reliability of the transmission grid; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the impact of future changes to the operational status or availability of our generating units; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to reduce costs and to successfully complete our announced financial plans designed to improve our credit metrics and strengthen our balance sheet, including but not limited to, our announced dividend reduction and our proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.